                                                                    Exhibit 99.1

(REGIONS FINANCIAL CORP. (SM) LOGO)

Oct. 14, 2005

REGIONS ACHIEVES STRONG THIRD-QUARTER PROFIT GAIN,
CONTINUES SUCCESSFUL INTEGRATION

BIRMINGHAM, ALA. - Regions Financial Corporation (NYSE:RF) today announced highlights for the quarter ended Sept. 30, 2005, including:

     - Earnings of 55 cents per diluted share or 61 cents excluding 6 cents in merger and other charges, up 3.4 percent linked quarter (see p. 4 for additional details)

     -    Successful, on-schedule bank branch conversions

     -    Higher net interest margin and increased net interest income

     -    Solid fee-based revenue progress

     -    Strong EquiFirst profits

     -    Outstanding credit quality

     -    Incremental, on-target merger cost saves

     -    Quick operational recovery from Hurricanes Katrina and Rita

     -    Hurricane Katrina-related provision for loan losses

MOMENTUM LEADS TO PROFIT IMPROVEMENT

"I am very pleased with our double-digit increases in earnings and top-line revenues," said Regions President and Chief Executive Officer Jackson W. Moore. "These strong third quarter earnings results demonstrate the progress we have made in building a stronger, more competitive financial institution."

Moore said Regions is particularly proud of its third-quarter progress in light of efforts around successfully completing the second phase of its bank branch systems conversions and overcoming the challenges of Hurricanes Katrina and Rita. "Our associates in the areas affected by these hurricanes quickly reopened offices and provided critical assistance to customers and their communities, in many cases putting customers' needs before their own losses. Since the hurricanes, we have seen dramatic growth in new deposit accounts across our footprint, as consumers recognized how quickly we recovered from the storms and were there to meet their financial needs."

EPS UP 3.4 PERCENT LINKED QUARTER, UP 7 PERCENT YEAR-OVER-YEAR BEFORE MERGER AND OTHER CHARGES

(See p. 4 for additional details)

Regions' third-quarter 2005 net income was $256.6 million, or 55 cents per diluted share, including after-tax merger-related and other costs of $25 million (6 cents per diluted share). This compares to second quarter's 53 cents per diluted share, including 6 cents of merger-related costs. Excluding merger and other charges, per share earnings increased 3.4 percent linked quarter (13.6 percent annualized) from 59 cents to 61 cents.

October 14, 2005
Page 2


For the third quarter 2004, Regions earned $256.7 million, or 55 cents per diluted share, including 2 cents of merger-related costs. Excluding merger and other charges, this year's third quarter per share earnings are 7 percent higher than those of a year ago of 57 cents.

FINAL ROUND OF BANK BRANCH CONVERSIONS ON SCHEDULE FOR NOVEMBER

Conversions of legacy Union Planters bank branches to Regions' customer systems proceeded smoothly in the third quarter. The second phase, involving about 200 branches in Mississippi, southern Alabama, western Tennessee and the greater Memphis, Tenn. area, was successfully completed mid August. This major merger integration effort is well ahead of initial scheduling, with the final round of conversions set for early November. At that time, some 320 Union Planters branches in Florida and the Midwest - all of which have been operating under the Regions name since January - will be converted to legacy Regions' banking systems.

BANKING FRANCHISE PRODUCES HEALTHY NET INTEREST INCOME GROWTH

"We were pleased with the contribution of Regions' banking operations to the bottom line," Moore said. "Net interest income grew nicely and fee-related revenues, although affected somewhat by Hurricane Katrina, were healthy."

Average community banking loans and deposits increased an annualized 1 percent second-to-third quarter. Strong home equity and construction lending fueled the modest rise in loans as commercial loans declined. On the deposit side, interest-free deposits and money market accounts grew an annualized 13 percent and 7 percent, respectively. In September, new demand deposit account production increased approximately 30 percent over the previous month. While related deposit balance gains were partially offset by declines in interest-bearing deposits, this shift improved our margin and the significant growth in new customers positions us well for strong future growth.

On a linked-quarter basis, taxable equivalent net interest income rose $23.3 million, or an annualized 13 percent, to $739.8 million, assisted by an 8 basis point improvement in the net interest margin to 3.93 percent. Net interest income was up 7 percent compared with third quarter 2004, and the margin posted a 22 basis point year-over-year advance.

In association with a $32 million mortgage servicing rights recapture, $1.4 billion of securities were sold at an approximate $21 million loss. Additionally, Regions recorded an approximate $11 million loss on early retirement of $600 million of Federal Home Loan Bank advances. Over the next year, these two actions should benefit net interest income approximately $13 million to $15 million annually.

MORGAN KEEGAN CONTINUES TO RECORD STRONG RESULTS

Morgan Keegan's third-quarter revenues increased to $199.4 million from second quarter's $195.6 million. Profits were steady at $24.1 million, compared to second quarter's $24.5 million. Third-quarter 2004 revenues and after-tax profits were $177.2 million and $19.5 million, respectively. On a linked-quarter basis, revenue improved across most business lines including private client, equity capital markets, trust and investment advisory.

"Morgan Keegan's third-quarter results were excellent, with earnings up 23.5 percent year-over-year," said Moore. "We are optimistic that 2005 will be a record earnings year for Morgan Keegan as we enter the seasonally strong fourth quarter."

MORTGAGE BANKING PROFITS JUMP, FUELED BY STRENGTH OF EQUIFIRST

Earnings of EquiFirst, Regions' non-conforming mortgage operation, climbed to $17.3 million in the third quarter from second quarter's $9.6 million. Origination volume was steady at approximately $2.5 billion; however, gain on sale margins widened and loan sale volume increased.

"We are pleased with EquiFirst's ability to be opportunistic in taking advantage of premium pricing," said Moore. "However, as we move into the fourth quarter, we are beginning to see more normal pricing levels as well as industry-wide competitive pressures."

October 14, 2005
Page 3


Conforming mortgage earnings were $3.6 million (excluding $32 million mortgage servicing rights reserve recapture), up from second quarter's $2.2 million (excluding $53 million mortgage servicing rights impairment charge). Total conforming originations slipped to $1.7 billion from the prior period's $2.0 billion due primarily to Regions' exit of the conforming wholesale origination business. Retail origination volume was little changed compared to second quarter's $1.3 billion.

CORE EXPENSES STEADY

Regions' third-quarter operating expenses were stable linked quarter at approximately $721 million, when excluding mortgage servicing rights reserve recapture, loss on early retirement of debt and merger-related and other costs.

Merger-related cost saves of approximately $40 million (approximately $10 million incremental linked quarter) positively affected third-quarter operating expenses, resulting in aggregate merger saves of $94 million thus far in 2005. The company also incurred incremental costs of approximately $11 million that relate directly to revenue generation. Merger saves should continue to build as the benefit from bank branch conversions, in particular, is more fully realized.

Moore emphasized that core expense containment and efficiency improvement are a high priority. "We feel good about third quarter's operating leverage improvement," he said. "On a sequential quarter basis, total revenues - excluding securities transactions - grew approximately 3 percent compared to a steady level of operating expenses."

CREDIT QUALITY CONTINUES TO BE STRONG

Credit quality remained excellent in the third quarter with continued low levels of net loan charge-offs and declining non-performing assets. Net loan charge-offs for the third quarter were $37 million, or an annualized 0.25 percent of average loans, compared to second quarter's annualized 0.23 percent. Non-performing assets declined to $440.5 million (0.75 percent of loans and other real estate) as of Sept. 30, 2005, compared to $455.8 million as of June 30, 2005.

Regions recorded a third quarter provision for loan losses of $62.5 million, resulting in a loan loss allowance of $784 million or 1.34 percent of total loans. The provisioning level is inclusive of management's consideration of estimates of hurricane-related losses based on information available at quarter end, existing reserves related to loans in hardest hit areas, and current trends in non-performing assets and net charge-offs, among other factors (see allowance for loan losses disclosures in Form 10-K).

EXCESS CAPITAL USED TO REPURCHASE SHARES

Regions continued to actively manage its capital during the third quarter, returning excess capital to shareholders through stock buybacks. Approximately
4.2 million shares were repurchased at an average price of $33.53 per share during the quarter. As of Sept. 30, 2005, year-to-date stock buybacks have aggregated 12.7 million shares. For full-year 2005, Regions expects to repurchase some 17 million to 18 million shares. Tangible stockholders' equity to tangible assets was 6.68 percent at Sept. 30, 2005 and June 30, 2005.

ABOUT REGIONS FINANCIAL CORPORATION:

Regions Financial Corporation (NYSE: RF), headquartered in Birmingham, Ala., is a full-service provider of retail and commercial banking, trust, securities brokerage, mortgage and insurance products and services. Regions had $84.6 billion in assets as of Sept. 30, 2005, making it one of the nation's Top 15 banks. Regions' banking subsidiary, Regions Bank, operates some 1,300 offices and a 1,600-ATM network across a 16-state geographic footprint in the South, Midwest and Texas. Its investment and securities brokerage, trust and asset management division, Morgan Keegan & Company Inc., provides services from over 280 offices. Additional information about Regions, which is a member of both the Forbes and Fortune 500 and has one of the top mortgage companies in the United States, can be found at www.regions.com.

October 14, 2005
Page 4


RECONCILIATION TO GAAP FINANCIAL MEASURES

The table below presents computations of earnings excluding certain significant items affecting financial results. These significant items are included in financial results presented in accordance with generally accepted accounting principles (GAAP). We believe the exclusion of the significant items in expressing earnings provides a meaningful base for period-to-period comparisons. See the table below for computations of earnings excluding significant items and corresponding reconciliation to GAAP financial measures for the periods presented.

($ in millions, except diluted per share amounts)

                                             Pre-tax   After-tax   Diluted EPS
                                             -------   ---------   -----------
THIRD QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS            $364.1     $256.6       $ 0.55
   Significant items impact:(1)
      Merger and other charges                (40.9)     (25.0)       (0.06)
      Loss on sale of securities              (20.7)     (14.4)       (0.03)
      Loss on early retirement of debt        (10.9)      (7.6)       (0.02)
      Mortgage servicing rights recapture      32.0       22.2         0.05
                                             ------     ------       ------
         Net impact                           (40.5)     (24.8)       (0.06)
                                             ------     ------       ------
   Earnings excluding significant items      $404.6     $281.4       $ 0.61
                                             ======     ======       ======

SECOND QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS            $355.8     $248.4       $ 0.53
   Significant items impact:(1)
      Merger and other charges                (43.8)     (29.6)       (0.06)
      Gain on sale of securities               53.4       37.1         0.08
      Mortgage servicing rights impairment    (53.0)     (36.9)       (0.08)
                                             ------     ------       ------
         Net impact                           (43.4)     (29.4)       (0.06)
                                             ------     ------       ------
   Earnings excluding significant items      $399.2     $277.8       $ 0.59
                                             ======     ======       ======

FIRST QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS            $347.5     $241.6       $ 0.51
   Significant items impact:(1)
      Merger and other charges                (38.9)     (26.8)       (0.06)
      Loss on sale of securities              (34.0)     (23.6)       (0.05)
      Mortgage servicing rights recapture      35.0       24.3         0.05
                                             ------     ------       ------
         Net impact                           (37.9)     (26.1)       (0.06)
                                             ------     ------       ------
   Earnings excluding significant items      $385.4     $267.7       $ 0.57
                                             ======     ======       ======

FOURTH QUARTER 2004:
GAAP EARNINGS-COMMON SHAREHOLDERS            $343.0     $236.5       $ 0.50
   Significant items impact:(1)
      Merger and other charges                (35.0)     (26.0)       (0.06)
                                             ------     ------       ------
         Net impact                           (35.0)     (26.0)       (0.06)
                                             ------     ------       ------
   Earnings excluding significant items      $378.0     $262.5       $ 0.56
                                             ======     ======       ======

THIRD QUARTER 2004:
GAAP EARNINGS-COMMON SHAREHOLDERS            $365.7     $255.5       $ 0.55
   Significant items impact:(1)
      Merger and other charges                (12.4)      (8.7)       (0.02)
      Gain on sale of securities               49.9       35.0         0.07
      Mortgage servicing rights impairment    (50.0)     (35.1)       (0.07)
      Effect of EITF 03-6 adoption (2)           --       (1.3)          --
                                             ------     ------       ------
         Net impact                           (12.5)     (10.1)       (0.02)
                                             ------     ------       ------
   Earnings excluding significant items      $378.2     $265.6       $ 0.57
                                             ------     ------       ------

(1)  Positive/(negative) impact on GAAP earnings.

(2) Effective second quarter 2004 and retroactively applied, EITF 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," requires a portion of earnings to be allocated to participating securities using the two-class method described in FAS 128. Regions repurchased 4.0 million shares through an accelerated stock repurchase agreement entered into March 9, 2004 which included a forward agreement, considered a participating security. First and second quarter 2004 earnings were reduced by $0.01 per basic and diluted share each quarter as a result of the application of this EITF. As the position was closed out during the third quarter, basic and diluted EPS for the third quarter were reduced by less than $0.01 per share.

October 14, 2005
Page 5


                        FINANCIAL HIGHLIGHTS (UNAUDITED)
             (Dollar amounts in thousands, except per share amounts)

                              Three Months Ended             Nine Months Ended
                                 September 30                   September 30
                             -------------------            -------------------
                               2005       2004     Change     2005       2004     Change
                             --------   --------   ------   --------   --------   ------
Earnings

Net income                   $256,556   $256,746     0%     $746,548   $587,305     27%
Net income available to
   common shareholders       $256,556   $255,450     0%     $746,548   $581,285     28%

Per share (a):
   Net income                $   0.56   $   0.55     2%     $   1.61   $   1.73     -7%
   Net income-diluted        $   0.55   $   0.55     0%     $   1.60   $   1.71     -6%
   Cash dividends declared   $   0.34   $   0.33     3%     $   1.02   $   1.00      2%

                                                   September 30
                                            -------------------------
                                                2005          2004      Change
                                            -----------   -----------   ------
Financial Condition

Total assets                                $84,594,614   $84,077,043      1%
Loans, net of unearned income               $58,355,886   $57,096,580      2%
Securities                                  $11,945,077   $12,166,926     -2%
Total earning assets                        $74,379,986   $73,494,889      1%
Total deposits                              $59,465,175   $56,589,257      5%
Stockholders' equity                        $10,645,055   $10,675,290      0%
Stockholders' equity per share              $     23.23   $     23.02      1%

Selected Ratios

Return on average tangible equity*                18.63%        19.58%
Return on average stockholders' equity*            9.31%        12.08%
Return on average total assets*                    1.17%         1.28%
Stockholders' equity to total assets              12.58%        12.70%
Allowance for loan losses as a percentage
   of loans, net of unearned income                1.34%         1.33%
Loans, net of unearned income, to
   total deposits                                 98.13%       100.90%
Net charge-offs to average loans*                  0.22%         0.28%

* Annualized, year-to-date

(a) Reflects impact of EITF 03-6 "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," which had no impact on earnings per share for the three and nine months ended September 30, 2005, and reduced earnings per share less than $.01 for the three months ended September 30, 2004 and $.02 per share for the nine months ended September 30, 2004.

For additional information, including supplemental financial information, refer to Regions' Form 8-K filed with the Securities and Exchange Commission on Oct. 14, 2005, or visit Regions' Web site at www.regions.com. Regions' Investor Relations contact is Jenifer Goforth Kimbrough at 205/244-2823; Regions' Media contact is Kristi Lamont Ellis at 205/326-7179.

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

                                       ###

(REGIONS FINANCIAL CORP. (SM) LOGO)

                     FINANCIAL SUPPLEMENT TO THIRD QUARTER 2005 EARNINGS RELEASE

SUMMARY

Quarterly earnings of $0.55 per diluted share

- Equates to $0.61 per diluted share, excluding merger and other charges of $0.06 per share (see page 2 for add'l details), a 3% linked quarter increase

- Earnings driven by top line revenue growth of 3% linked-quarter (13% annualized)

Strong banking impact on bottom line driven by increase in net interest income

- Quarterly FTE net interest income increased 13% linked-quarter, annualized, to $739.8 million

- Community banking loan growth of 1%, linked-quarter average, annualized, driven by home equity lines of credit but offset by decline in commercial loans

- Community banking deposit growth of 1%, linked-quarter average, annualized, primarily attributable to increased interest-free deposits and non-consumer money market deposits, offset by a decline in interest-bearing checking deposits

Solid fee-based revenue

- Record EquiFirst results on profit of $17.3 million compared to $9.6 million in second quarter of 2005

- Morgan Keegan revenues of $199.4 million compared to $195.6 million in the second quarter (profit of $24.1 million compared to second quarter's $24.5 million)

- Steady deposit service charges in light of merger conversions and Hurricanes Katrina and Rita

Low net loan charge-offs and improved non-performing assets

- 3Q05 provision for loan losses totaled $62.5 million and exceeded net charge-offs by $25.5 million

- Net charge-offs for 3Q05 remained at low level of 25 bps. of average loans, annualized

- Non-performing assets declined 3% to $440.5 million or 0.75% of loans and other real estate at September 30, 2005, compared to $455.8 million and 0.78% at June 30, 2005

- Approximately $62 million of Katrina-related loan loss reserves including $25 million provisioning over charge-offs in third quarter, $12 million of existing reserves specifically allocated to loans in the affected area, and $25 million of reserves allocated specifically to the Katrina portfolio from general reserves

Merger integration remains on plan

- Total cost saves of approximately $40 million in the quarter for cumulative $94 million in 2005

- On track for cumulative $135-$140 million of cost saves for 2005, near mid-point of earlier range of estimates

- Operating efficiency ratio down to 59.6% in third quarter 2005 from 61.5% in second quarter 2005

- Approximately 200 legacy Union Planters branches converted successfully in August

- Event Three conversion planned for early November includes approximately 320 branches

Quick operational recovery from Hurricanes Katrina and Rita

-    Out of 190 branches affected by Katrina, only 18 remain closed

- Credit evaluation process surrounding hurricane exposure is well organized and progressing smoothly. Based on current information, management believes credit losses related to hurricane exposure are adequately reserved

- Approximately $1.7 million of storm related expenses included in third quarter's $40.9 million merger-related and other charges

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 2


SIGNIFICANT ITEMS AFFECTING EARNINGS
RECONCILIATION TO GAAP FINANCIAL MEASURES

The table below presents computations of earnings excluding certain significant items affecting financial results. These significant items are included in financial results presented in accordance with generally accepted accounting principles (GAAP). We believe the exclusion of the significant items in expressing earnings provides a meaningful base for period-to-period comparisons. See the table below for computations of earnings excluding significant items and corresponding reconciliation to GAAP financial measures for the periods presented.

     SIGNIFICANT ITEMS AFFECTING REGIONS FINANCIAL CORPORATION EARNINGS
                ($ in millions, except diluted per share amounts)

                                             Pre-tax   After-tax   Diluted EPS
                                             -------   ---------   -----------
THIRD QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS            $364.1     $256.6       $ 0.55
   Significant items impact:(1)
      Merger and other charges                (40.9)     (25.0)       (0.06)
      Loss on sale of securities              (20.7)     (14.4)       (0.03)
      Loss on early retirement of debt        (10.9)      (7.6)       (0.02)
      Mortgage servicing rights recapture      32.0       22.2         0.05
                                             ------     ------       ------
         Net impact                           (40.5)     (24.8)       (0.06)
                                             ------     ------       ------
   Earnings excluding significant items      $404.6     $281.4       $ 0.61
                                             ======     ======       ======

SECOND QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS            $355.8     $248.4       $ 0.53
   Significant items impact:(1)
      Merger and other charges                (43.8)     (29.6)       (0.06)
      Gain on sale of securities               53.4       37.1         0.08
      Mortgage servicing rights impairment    (53.0)     (36.9)       (0.08)
                                             ------     ------       ------
         Net impact                           (43.4)     (29.4)       (0.06)
                                             ------     ------       ------
   Earnings excluding significant items      $399.2     $277.8       $ 0.59
                                             ======     ======       ======

FIRST QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS            $347.5     $241.6       $ 0.51
   Significant items impact:(1)
      Merger and other charges                (38.9)     (26.8)       (0.06)
      Loss on sale of securities              (34.0)     (23.6)       (0.05)
      Mortgage servicing rights recapture      35.0       24.3         0.05
                                             ------     ------       ------
         Net impact                           (37.9)     (26.1)       (0.06)
                                             ------     ------       ------
   Earnings excluding significant items      $385.4     $267.7       $ 0.57
                                             ======     ======       ======

FOURTH QUARTER 2004:
GAAP EARNINGS-COMMON SHAREHOLDERS            $343.0     $236.5       $ 0.50
   Significant items impact:(1)
      Merger and other charges                (35.0)     (26.0)       (0.06)
                                             ------     ------       ------
         Net impact                           (35.0)     (26.0)       (0.06)
                                             ------     ------       ------
   Earnings excluding significant items      $378.0     $262.5       $ 0.56
                                             ======     ======       ======

THIRD QUARTER 2004:
GAAP EARNINGS-COMMON SHAREHOLDERS            $365.7     $255.5       $ 0.55
   Significant items impact:(1)
      Merger and other charges                (12.4)      (8.7)       (0.02)
      Gain on sale of securities               49.9       35.0         0.07
      Mortgage servicing rights impairment    (50.0)     (35.1)       (0.07)
      Effect of EITF 03-6 adoption (2)           --       (1.3)          --
                                             ------     ------       ------
         Net impact                           (12.5)     (10.1)       (0.02)
                                             ------     ------       ------
   Earnings excluding significant items      $378.2     $265.6       $ 0.57
                                             ======     ======       ======

(1)  Positive/(negative) impact on GAAP earnings.

(2) Effective second quarter 2004 and retroactively applied, EITF 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," requires a portion of earnings to be allocated to participating securities using the two-class method described in FAS 128. Regions repurchased 4.0 million shares through an accelerated stock repurchase agreement entered into March 9, 2004 which included a forward agreement, considered a participating security. First and second quarter 2004 earnings were reduced by $0.01 per basic and diluted share each quarter as a result of the application of this EITF. As the position was closed out during the third quarter, basic and diluted EPS for the third quarter were reduced by less than $0.01 per share.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 3


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CONDITION
                                   (UNAUDITED)

($ amounts in thousands)                  9/30/05       6/30/05       3/31/05       12/31/04      9/30/04
------------------------                -----------   -----------   -----------   -----------   -----------
Assets:
Cash and due from banks                 $ 2,076,344   $ 2,105,962   $ 1,978,199   $ 1,853,399   $ 1,720,573
Interest-bearing deposits in other
   banks                                     89,253        85,653       126,678       115,018       135,291
Securities held to maturity                  31,428        31,284        31,893        31,152        30,700
Securities available for sale            11,913,649    12,195,048    12,182,651    12,585,437    12,136,226
Trading account assets                      814,663       957,368       953,364       928,676     1,184,308
Loans held for sale                       2,054,012     2,080,812     1,976,967     1,783,331     1,823,037
Federal funds sold and securities
   purchased under agreement to
   resell                                   607,756       603,594       521,093       717,563       571,833
Margin receivables                          513,339       549,298       551,075       477,813       516,914
Loans                                    58,535,410    58,533,182    58,169,485    57,735,564    57,317,386
Unearned income                            (179,524)     (194,238)     (204,982)     (208,610)     (220,806)
                                        -----------   -----------   -----------   -----------   -----------
      Loans, net of unearned income      58,355,886    58,338,944    57,964,503    57,526,954    57,096,580
Allowance for loan losses                  (783,943)     (758,453)     (760,032)     (754,721)     (756,750)
                                        -----------   -----------   -----------   -----------   -----------
      Net Loans                          57,571,943    57,580,491    57,204,471    56,772,233    56,339,830
Premises and equipment                    1,109,922     1,092,302     1,108,469     1,089,094     1,096,497
Interest receivable                         383,839       350,938       337,383       345,563       322,734
Due from customers on acceptances            25,784        36,418        41,313        31,982        29,441
Excess purchase price                     5,025,964     5,070,026     4,997,232     4,992,563     4,993,506
Mortgage servicing rights                   397,176       371,111       425,180       396,553       400,950
Other identifiable intangible assets        325,933       337,610       344,447       356,880       369,739
Other assets                              1,653,609     1,831,183     1,503,217     1,629,181     2,405,464
                                        -----------   -----------   -----------   -----------   -----------
                                        $84,594,614   $85,279,098   $84,283,632   $84,106,438   $84,077,043
                                        ===========   ===========   ===========   ===========   ===========

Liabilities and Stockholders' Equity:
Deposits
   Non-interest-bearing                 $12,606,368   $12,200,095   $11,655,721   $11,424,137   $11,322,011
   Interest-bearing                      46,858,807    48,670,755    47,931,950    47,242,886    45,267,246
                                        -----------   -----------   -----------   -----------   -----------
      Total Deposits                     59,465,175    60,870,850    59,587,671    58,667,023    56,589,257
Borrowed funds:
   Short-term borrowings:
      Federal funds purchased and
         securities sold under agree-
         ment to repurchase               4,679,352     3,835,320     4,212,431     4,679,926     4,885,534
      Other short-term borrowings           954,462       921,884     1,240,292     1,315,685     2,006,579
                                        -----------   -----------   -----------   -----------   -----------
         Total Short-term Borrowings      5,633,814     4,757,204     5,452,723     5,995,611     6,892,113
   Long-term borrowings                   7,207,015     7,285,717     7,153,910     7,239,585     7,488,240
                                        -----------   -----------   -----------   -----------   -----------
      Total Borrowed Funds               12,840,829    12,042,921    12,606,633    13,235,196    14,380,353
Bank acceptances outstanding                 25,784        36,418        41,313        31,982        29,441
Other liabilities                         1,617,771     1,585,604     1,402,872     1,422,780     2,402,702
                                        -----------   -----------   -----------   -----------   -----------
      Total Liabilities                  73,949,559    74,535,793    73,638,489    73,356,981    73,401,753

Stockholders' equity:
   Common stock                               4,718         4,709         4,686         4,671         4,638
   Surplus                                7,265,841     7,248,899     7,178,669     7,126,408     7,034,904
   Undivided profits                      3,936,657     3,836,716     3,746,113     3,662,971     3,581,794
   Treasury stock                          (453,235)     (311,341)     (176,252)      (29,395)           --
   Unearned restricted stock                (45,445)      (54,384)      (60,849)      (65,451)      (33,559)
   Accumulated other comprehensive
      income(loss)                          (63,481)       18,706       (47,224)       50,253        87,513
                                        -----------   -----------   -----------   -----------   -----------
         Total Stockholders' Equity      10,645,055    10,743,305    10,645,143    10,749,457    10,675,290
                                        -----------   -----------   -----------   -----------   -----------
                                        $84,594,614   $85,279,098   $84,283,632   $84,106,438   $84,077,043
                                        ===========   ===========   ===========   ===========   ===========

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 4


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                           Quarter Ended
                                                     --------------------------------------------------------
($ amounts in thousands, except per share amounts)     9/30/05      6/30/05     3/31/05   12/31/04    9/30/04
--------------------------------------------------   ----------   ----------   --------   --------   --------
Interest Income:
   Interest and fees on loans                        $  917,915   $  864,115   $810,834   $773,574   $720,485
   Interest on securities:
      Taxable interest income                           124,913      124,931    122,752    123,465    141,864
      Tax-exempt interest income                          7,408        6,670      7,016      7,154      7,215
                                                     ----------   ----------   --------   --------   --------
      Total Interest on Securities                      132,321      131,601    129,768    130,619    149,079
   Interest on loans held for sale                       40,787       39,402     31,180     33,235     39,788
   Interest on margin receivables                         7,581        7,167      6,142      5,615      4,993
   Income on federal funds sold and securities
      purchased under agreement to resell                 6,056        3,539      3,053      2,652      2,223
   Interest on time deposits in other banks                 487          599        435        442        315
   Interest on trading account assets                     8,708        8,961     10,564     10,309      8,794
                                                     ----------   ----------   --------   --------   --------
      Total Interest Income                           1,113,855    1,055,384    991,976    956,446    925,677

Interest Expense:
   Interest on deposits                                 270,136      241,813    199,892    173,734    152,841
   Interest on short-term borrowings                     42,957       37,931     38,978     37,070     33,122
   Interest on long-term borrowings                      83,339       78,928     72,535     68,371     63,811
                                                     ----------   ----------   --------   --------   --------
      Total Interest Expense                            396,432      358,672    311,405    279,175    249,774
                                                     ----------   ----------   --------   --------   --------
      Net Interest Income                               717,423      696,712    680,571    677,271    675,903
Provision for loan losses                                62,500       32,500     30,000     45,000     43,500
                                                     ----------   ----------   --------   --------   --------
      Net Interest Income After Provision for Loan
         Losses                                         654,923      664,212    650,571    632,271    632,403

Non-Interest Income:
   Brokerage and investment banking                     131,738      132,179    144,490    145,926    122,285
   Trust department income                               33,673       31,256     31,990     29,824     30,386
   Service charges on deposit accounts                  132,924      131,654    123,818    133,381    139,286
   Mortgage servicing and origination fees               35,284       37,057     39,312     41,227     46,166
   Securities (losses) gains, net                       (20,717)      53,400    (33,966)       197     49,937
   Other                                                137,410      123,879    125,266    115,988    118,747
                                                     ----------   ----------   --------   --------   --------
      Total Non-Interest Income                         450,312      509,425    430,910    466,543    506,807

Non-Interest Expense:
   Salaries and employee benefits                       437,951      426,443    437,658    431,953    422,858
   Net occupancy expense                                 56,596       56,635     54,284     53,794     52,481
   Furniture and equipment expense                       34,104       32,292     32,209     32,427     32,079
   (Recapture) impairment of MSR's                      (32,000)      53,000    (35,000)        --     50,000
   Other                                                244,472      249,481    244,795    237,667    216,057
                                                     ----------   ----------   --------   --------   --------
      Total Non-Interest Expense                        741,123      817,851    733,946    755,841    773,475
                                                     ----------   ----------   --------   --------   --------
      Income Before Income Taxes                        364,112      355,786    347,535    342,973    365,735
Applicable income taxes                                 107,556      107,435    105,894    106,513    108,989
                                                     ----------   ----------   --------   --------   --------
      Net Income                                     $  256,556   $  248,351   $241,641   $236,460   $256,746
                                                     ==========   ==========   ========   ========   ========
      Net income available to common shareholders    $  256,556   $  248,351   $241,641   $236,460   $255,450
                                                     ==========   ==========   ========   ========   ========

Average shares outstanding--during quarter              459,563      462,913    465,122    465,629    462,606
Average shares outstanding--during quarter,
   diluted                                              464,250      468,193    470,759    472,833    468,125
Actual shares outstanding--end of quarter               458,208      461,559    463,229    466,241    463,766
Net income per share                                 $     0.56   $     0.54   $   0.52   $   0.51   $   0.55
Net income per share, diluted                        $     0.55   $     0.53   $   0.51   $   0.50   $   0.55
Dividends per share                                  $     0.34   $     0.34   $   0.34   $   0.33   $   0.33
Taxable equivalent net interest income               $  739,816   $  716,507   $701,106   $695,345   $694,217

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 5


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                        Nine Months Ended
                                                           September 30
                                                     -----------------------
($ amounts in thousands, except per share amounts)      2005         2004
--------------------------------------------------   ----------   ----------
Interest Income:
   Interest and fees on loans                        $2,592,864   $1,545,110
   Interest on securities:
      Taxable interest income                           372,596      310,544
      Tax-exempt interest income                         21,094       18,165
                                                     ----------   ----------
      Total Interest on Securities                      393,690      328,709
   Interest on loans held for sale                      111,369       84,803
   Interest on margin receivables                        20,890       13,619
   Income on federal funds sold and securities
      purchased under agreement to resell                12,648        5,049
   Interest on time deposits in other banks               1,521          355
   Interest on trading account assets                    28,233       21,594
                                                     ----------   ----------
      Total Interest Income                           3,161,215    1,999,239
Interest Expense:
   Interest on deposits                                 711,841      322,893
   Interest on short-term borrowings                    119,866       70,930
   Interest on long-term borrowings                     234,802      169,653
                                                     ----------   ----------
      Total Interest Expense                          1,066,509      563,476
                                                     ----------   ----------
      Net Interest Income                             2,094,706    1,435,763
Provision for loan losses                               125,000       83,500
                                                     ----------   ----------
      Net Interest Income After Provision for
         Loan Losses                                  1,969,706    1,352,263
Non-Interest Income:
   Brokerage and investment banking                     408,407      389,374
   Trust department income                               96,919       72,745
   Service charges on deposit accounts                  388,396      284,761
   Mortgage servicing and origination fees              111,653       87,618
   Securities gains (losses)                             (1,283)      62,889
   Other                                                386,555      298,501
                                                     ----------   ----------
      Total Non-Interest Income                       1,390,647    1,195,888
Non-Interest Expense:
   Salaries and employee benefits                     1,302,052      993,122
   Net occupancy expense                                167,515      106,266
   Furniture and equipment expense                       98,605       69,550
   (Recapture) impairment of MSR's                      (14,000)      22,000
   Other                                                738,748      524,604
                                                     ----------   ----------
      Total Non-Interest Expense                      2,292,920    1,715,542
                                                     ----------   ----------
      Income Before Income Taxes                      1,067,433      832,609
Applicable income taxes                                 320,885      245,304
                                                     ----------   ----------
      Net Income                                     $  746,548   $  587,305
                                                     ==========   ==========
      Net income available to common shareholders    $  746,548   $  581,285
                                                     ==========   ==========
Average shares outstanding--year-to-date                462,512      336,096
Average shares outstanding--year-to-date, diluted       467,710      340,457
Actual shares outstanding--end of quarter               458,208      463,766
Net income per share                                 $     1.61   $     1.73
Net income per share, diluted                        $     1.60   $     1.71
Dividends per share                                  $     1.02   $     1.00
Taxable equivalent net interest income               $2,157,429   $1,486,719

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 6


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

                                                                  Quarter Ended
                                       ------------------------------------------------------------------
                                              9/30/05                6/30/05                3/31/05
                                       --------------------   --------------------   --------------------
($ amounts in thousands; yields on       Average     Yield/     Average     Yield/     Average     Yield/
taxable equivalent basis)                Balance      Rate      Balance      Rate      Balance      Rate
----------------------------------     -----------   ------   -----------   ------   -----------   ------
Assets
Earning assets:
   Taxable securities                  $11,594,884    4.29%   $11,660,144    4.32%   $12,016,895    4.16%
   Non-taxable securities                  486,420    9.22%       508,349    8.01%       540,641    7.98%
   Federal funds sold                      726,717    3.31%       495,752    2.86%       548,461    2.26%
   Margin receivables                      528,461    5.69%       554,494    5.18%       505,230    4.93%
   Loans, net of unearned income        58,223,018    6.38%    58,218,298    6.06%    57,511,994    5.83%
   Interest-bearing deposits in
      other banks                           89,443    2.16%        97,180    2.47%        81,536    2.16%
   Loans held for sale                   2,276,817    7.11%     2,362,598    6.69%     1,925,783    6.57%
   Trading account assets                  809,683    4.44%       831,576    4.41%       826,916    5.58%
                                       -----------            -----------            -----------
      Total earning assets              74,735,443    6.03%    74,728,391    5.77%    73,957,456    5.55%
Allowance for loan losses                 (760,447)              (765,818)              (757,828)
Cash and due from banks                  2,048,188              1,873,651              1,838,336
Other non-earning assets                 9,641,715              9,408,136              9,279,360
                                       -----------            -----------            -----------
                                        85,664,899            $85,244,360            $84,317,324
                                       ===========            ===========            ===========
Liabilities and Stockholders' Equity
Interest-bearing liabilities:
   Savings accounts                    $ 2,885,383    0.26%   $ 2,941,016    0.24%   $ 2,902,368    0.23%
   Interest-bearing transaction
      accounts                           2,796,439    2.03%     3,043,512    1.77%     3,133,340    1.62%
   Money market accounts                18,631,989    1.37%    18,749,556    1.13%    19,271,295    0.97%
   Certificates of deposit of
      $100,000 or more                   8,427,191    3.31%     8,394,155    3.09%     7,494,832    2.61%
   Other interest-bearing accounts      15,233,717    3.11%    15,209,303    2.87%    14,121,224    2.63%
                                       -----------            -----------            -----------
      Total deposits                    47,974,719    2.23%    48,337,542    2.01%    46,923,059    1.73%
   Federal funds purchased               4,520,978    3.19%     4,217,075    2.72%     4,917,613    2.29%
   Other short-term borrowings             920,142    2.86%     1,127,613    3.31%     1,290,378    3.53%
   Long-term borrowings                  7,186,493    4.60%     7,162,105    4.42%     7,227,969    4.07%
                                       -----------            -----------            -----------
      Total interest-bearing
         liabilities                    60,602,332    2.60%    60,844,335    2.36%    60,359,019    2.09%
Non-interest bearing deposits           12,409,465             11,863,276             11,465,076
Other liabilities                        1,965,246              1,784,187              1,777,229
Stockholders' equity                    10,687,856             10,752,562             10,716,000
                                       -----------            -----------            -----------
                                       $85,664,899            $85,244,360            $84,317,324
                                       ===========            ===========            ===========
Net yield on interest earning assets                  3.93%                  3.85%                  3.84%

                                                      Quarter Ended
                                       -------------------------------------------
                                              12/31/04               9/30/04
                                       --------------------   --------------------
($ amounts in thousands; yields on       Average     Yield/     Average     Yield/
taxable equivalent basis)                Balance      Rate      Balance      Rate
----------------------------------     -----------   ------   -----------   ------
Assets
Earning assets:
   Taxable securities                  $11,876,840    4.15%   $13,222,217    4.28%
   Non-taxable securities                  581,273    7.62%       555,324    8.03%
   Federal funds sold                      622,933    1.69%       674,308    1.31%
   Margin receivables                      517,938    4.31%       526,960    3.77%
   Loans, net of unearned income        56,947,205    5.50%    56,126,009    5.20%
   Interest-bearing deposits in
      other banks                          108,281    1.62%        84,807    1.48%
   Loans held for sale                   2,038,951    6.48%     2,321,736    6.82%
   Trading account assets                  933,660    4.57%       996,587    3.71%
                                       -----------            ------------
      Total earning assets              73,627,081    5.27%    74,507,948    5.04%
Allowance for loan losses                 (757,444)              (757,611)
Cash and due from banks                  1,750,666              1,664,229
Other non-earning assets                 9,407,608              9,233,952
                                       -----------            -----------
                                       $84,027,911            $84,648,518
                                       ===========            ===========
Liabilities and Stockholders' Equity
Interest-bearing liabilities:
   Savings accounts                    $ 2,884,369    0.21%   $ 2,926,811    0.22%
   Interest-bearing transaction
      accounts                           3,156,103    1.32%     3,151,962    1.09%
   Money market accounts                19,614,293    0.80%    19,507,954    0.68%
   Certificates of deposit of
      $100,000 or more                   6,563,886    2.39%     5,824,425    2.14%
   Other interest-bearing accounts      13,575,061    2.43%    14,005,713    2.21%
                                       -----------            -----------
      Total deposits                    45,793,712    1.51%    45,416,865    1.34%
   Federal funds purchased               5,620,983    1.84%     6,623,019    1.33%
   Other short-term borrowings           1,422,514    3.09%     1,601,968    2.74%
   Long-term borrowings                  7,331,189    3.71%     7,297,349    3.48%
                                       -----------            -----------
      Total interest-bearing
         liabilities                    60,168,398    1.85%    60,939,201    1.63%
Non-interest bearing deposits           11,588,505             11,263,949
Other liabilities                        1,590,382              1,839,944
Stockholders' equity                    10,680,626             10,605,424
                                       -----------            -----------
                                       $84,027,911            $84,648,518
                                       ===========            ===========
Net yield on interest earning assets                  3.76%                  3.71%

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 7


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

                                                              Nine Months Ended
                                                                 September 30
                                                 -------------------------------------------
                                                         2005                   2004
                                                 --------------------   --------------------
($ amounts in thousands;                           Average     Yield/     Average     Yield/
yields on taxable equivalent basis)                Balance      Rate      Balance      Rate
-----------------------------------              -----------   ------   -----------   ------
Assets
Earning assets:
   Taxable securities                            $11,755,762    4.26%   $10,077,906    4.14%
   Non-taxable securities                            511,605    8.39%       472,269    8.06%
   Federal funds sold                                590,963    2.86%       634,836    1.06%
   Margin receivables                                529,480    5.27%       527,987    3.45%
   Loans, net of unearned income                  57,987,041    6.09%    40,544,350    5.22%
   Interest-bearing deposits in other banks           89,415    2.27%        32,702    1.45%
   Loans held for sale                             2,189,685    6.80%     1,788,456    6.33%
   Trading account assets                            822,662    4.81%       816,178    3.70%
                                                 -----------            -----------
      Total earning assets                        74,476,613    5.79%    54,894,684    4.99%
Allowance for loan losses                           (761,374)              (558,742)
Cash and due from banks                            1,920,827              1,202,267
Other non-earning assets                           9,444,398              5,528,195
                                                 -----------            -----------
                                                 $85,080,464            $61,066,404
                                                 ===========            ===========
Liabilities and Stockholders' Equity
Interest-bearing liabilities:
   Savings accounts                              $ 2,909,527    0.24%   $ 1,938,187    0.22%
   Interest bearing transaction accounts           2,989,863    1.80%     2,856,289    0.94%
   Money market accounts                          18,881,938    1.15%    13,591,492    0.65%
   Certificates of deposit of $100,000 or more     8,108,808    3.02%     4,411,173    2.02%
   Other interest-bearing accounts                14,858,823    2.88%    10,393,347    2.14%
                                                 -----------            -----------
      Total deposits                              47,748,959    1.99%    33,190,488    1.30%
   Federal funds purchased                         4,550,436    2.72%     4,567,345    1.18%
   Commercial paper                                       --      --            361    3.70%
   Other short-term borrowings                     1,111,355    3.27%     1,409,632    2.90%
   Long-term borrowings                            7,192,037    4.36%     6,246,552    3.63%
                                                 -----------            -----------
      Total interest-bearing liabilities          60,602,787    2.35%    45,414,378    1.66%
Non-interest bearing deposits                     11,916,065              7,672,389
Other liabilities                                  1,842,909              1,483,191
Stockholders' equity                              10,718,703              6,496,446
                                                 -----------            -----------
                                                 $85,080,464            $61,066,404
                                                 ===========            ===========
Net yield on interest-earning assets                            3.87%                  3.62%

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                            ALLOWANCE FOR LOAN LOSSES

                                Nine Months Ended
                                  September 30
                               -------------------
($ amounts in thousands)         2005       2004
------------------------       --------   --------
Balance at beginning of year   $754,721   $454,057

Net loans charged off:
   Commercial                    52,094     49,023
   Real estate                   27,680     18,220
   Installment                   16,004     16,708
                               --------   --------
      Total                      95,778     83,951
Allowance of acquired banks           0    303,144
Provision charged to expense    125,000     83,500
                               --------   --------
Balance at end of period       $783,943   $756,750
                               ========   ========

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 8


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                                 SELECTED RATIOS

                                                                       Quarter
                                                                        Ended
                                                   9/30/05   6/30/05   3/31/05   12/31/04   9/30/04
                                                   -------   -------   -------   --------   -------
Return on average assets*                            1.19%     1.17%     1.16%      1.12%      1.21%
Return on average tangible equity*                  19.22%    18.46%    18.00%     17.61%     19.04%
Return on average equity*                            9.52%     9.26%     9.15%      8.81%      9.63%
Stockholders' equity per share                     $23.23    $23.28    $22.98     $23.06     $23.02
Stockholders' equity to total assets                12.58%    12.60%    12.63%     12.78%     12.70%
Tangible stockholders' equity to tangible assets     6.68%     6.68%     6.72%      6.86%      6.75%
Allowance for loan losses as a percentage of
   loans, net of unearned income                     1.34%     1.30%     1.31%      1.31%      1.33%
Loans, net of unearned income, to total deposits    98.13%    95.84%    97.28%     98.06%    100.90%
Net charge-offs as a percentage of average
   loans*                                            0.25%     0.23%     0.17%      0.33%      0.30%
Total non-performing assets (excluding loans 90
   days past due) as a percentage of loans and
   other real estate                                 0.75%     0.78%     0.84%      0.79%      0.81%
Total non-performing assets (including loans 90
   days past due) as a percentage of loans and
   other real estate                                 0.88%     0.91%     0.95%      0.92%      0.91%

* Annualized

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 9


LOANS

                        LOAN PORTFOLIO - PERIOD END DATA

                                                                                               9/30/2005          9/30/2005
($ amounts in thousands)    9/30/05      6/30/05      3/31/05      12/31/04     9/30/04      vs. 6/30/05*        vs. 9/30/04
------------------------  -----------  -----------  -----------  -----------  -----------  ----------------  ------------------
Commercial                $15,032,868  $15,391,714  $15,580,577  $15,592,887  $16,136,185  $(358,846)  -9.3% $(1,103,317)  -6.8%
Residential Mortgages      11,871,326   11,770,299   11,478,974   11,518,716   11,300,286    101,027    3.4%     571,040    5.1%
Other Real Estate Loans    14,401,265   14,438,754   14,555,851   14,385,317   13,930,971    (37,489)  -1.0%     470,294    3.4%
Construction                7,306,720    7,134,584    6,895,472    6,529,751    6,365,291    172,136    9.7%     941,429   14.8%
Branch Installment          1,679,996    1,694,967    1,732,933    1,781,368    1,860,289    (14,971)  -3.5%    (180,293)  -9.7%
Indirect Installment        1,415,764    1,456,836    1,507,689    1,597,641    1,698,165    (41,072) -11.3%    (282,401) -16.6%
Consumer Lines of Credit    5,764,722    5,619,645    5,370,837    5,229,256    4,920,633    145,077   10.3%     844,089   17.2%
Student Loans                 883,225      832,145      842,170      892,018      884,760     51,080   24.6%      (1,535)  -0.2%
                          -----------  -----------  -----------  -----------  -----------  ---------  -----  -----------  -----
                          $58,355,886  $58,338,944  $57,964,503  $57,526,954  $57,096,580  $  16,942    0.1% $ 1,259,306    2.2%
                          ===========  ===========  ===========  ===========  ===========  =========  =====  ===========  =====

                        LOAN PORTFOLIO - AVERAGE BALANCES

                                                                                                 3Q05               3Q05
($ amounts in thousands)      3Q05         2Q05         1Q05         4Q04         3Q04         vs. 2Q05*          vs. 3Q04
------------------------  -----------  -----------  -----------  -----------  -----------  ----------------  -----------------
Commercial                $15,142,708  $15,481,531  $15,384,652  $15,562,577  $15,927,841  $(338,823)  -8.8% $ (785,133)  -4.9%
Residential Mortgages      11,781,735   11,571,952   11,497,606   11,375,564   11,120,060    209,783    7.3%    661,675    6.0%
Other Real Estate Loans    14,467,231   14,495,380   14,472,747   14,141,742   13,740,593    (28,149)  -0.8%    726,638    5.3%
Construction                7,169,220    7,060,083    6,685,343    6,466,120    6,148,828    109,137    6.2%  1,020,392   16.6%
Branch Installment          1,691,721    1,796,044    1,749,354    1,828,148    1,867,362   (104,323) -23.2%   (175,641)  -9.4%
Indirect Installment        1,431,649    1,476,607    1,543,965    1,616,454    1,691,378    (44,958) -12.2%   (259,729) -15.4%
Consumer Lines of Credit    5,690,179    5,505,950    5,293,428    5,076,513    4,763,459    184,229   13.4%    926,720   19.5%
Student Loans                 848,575      830,751      884,899      880,087      866,488     17,824    8.6%    (17,913)  -2.1%
                          -----------  -----------  -----------  -----------  -----------  ---------  -----  ----------  -----
                          $58,223,018  $58,218,298  $57,511,994  $56,947,205  $56,126,009  $   4,720    0.0% $2,097,009    3.7%
                          ===========  ===========  ===========  ===========  ===========  =========  =====  ==========  =====

                  AVERAGE COMMUNITY BANKING AND WHOLESALE LOANS

                                                                                                 3Q05             3Q05
($ amounts in thousands)      3Q05         2Q05         1Q05         4Q04         3Q04        vs. 2Q05*         vs. 3Q04
------------------------  -----------  -----------  -----------  -----------  -----------  ---------------  ----------------
Community Bank Loans      $48,985,227  $48,832,584  $48,322,127  $47,721,703  $46,750,704  $ 152,643   1.3% $2,234,523   4.8%
Wholesale Loans             9,237,791    9,385,714    9,189,867    9,225,502    9,375,305   (147,923) -6.3%   (137,514) -1.5%
                          -----------  -----------  -----------  -----------  -----------  ---------  ----  ----------  ----
                          $58,223,018  $58,218,298  $57,511,994  $56,947,205  $56,126,009  $   4,720   0.0% $2,097,009   3.7%
                          ===========  ===========  ===========  ===========  ===========  =========  ====  ==========  ====

*    Linked quarter percentage changes are presented on an annualized basis.

- Average community banking loans increased 1% linked-quarter, annualized, primarily due to growth in consumer lines of credit and construction loans, offset by a decline in commercial loans.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 10


DEPOSITS

                       DEPOSIT PORTFOLIO - PERIOD END DATA

                                                                                                 9/30/2005            9/30/2005
($ amounts in thousands)     9/30/05      6/30/05      3/31/05      12/31/04     9/30/04        vs. 6/30/05*         vs. 9/30/04
-------------------------  -----------  -----------  -----------  -----------  -----------  -------------------  ------------------
Interest-Free Deposits     $12,606,368  $12,200,095  $11,655,721  $11,424,137  $11,322,011  $   406,273    13.3% $ 1,284,357   11.3%
Interest-Bearing Checking    2,924,131    3,033,095    3,180,102    3,234,985    3,219,056     (108,964)  -14.4%    (294,925)  -9.2%
Savings                      2,884,471    2,912,335    2,954,362    2,867,669    2,873,369      (27,864)   -3.8%      11,102    0.4%
Money Market                18,789,340   18,463,023   19,062,821   19,537,942   19,211,554      326,317     7.1%    (422,214)  -2.2%
                           -----------  -----------  -----------  -----------  -----------  -----------  ------  -----------  -----
   Total Low-Cost
      Deposits              37,204,310   36,608,548   36,853,006   37,064,733   36,625,990      595,762     6.5%     578,320    1.6%
CD's < $100K                10,293,091   10,187,180    9,861,939    9,444,820    9,135,136      105,911     4.2%   1,157,955   12.7%
CD's > $100K                 8,169,760    8,296,374    7,807,505    7,128,790    6,012,449     (126,614)   -6.1%   2,157,311   35.9%
Other Time Deposits          3,798,014    5,778,748    5,065,221    5,028,680    4,815,682   (1,980,734) -137.1%  (1,017,668) -21.1%
                           -----------  -----------  -----------  -----------  -----------  -----------  ------  -----------  -----
                           $59,465,175  $60,870,850  $59,587,671  $58,667,023  $56,589,257  $(1,405,675)   -9.2% $ 2,875,918    5.1%
                           ===========  ===========  ===========  ===========  ===========  ===========  ======  ===========  =====

                AVERAGE COMMUNITY BANKING AND WHOLESALE DEPOSITS

                                                                                                3Q05            3Q05
($ amounts in thousands)      3Q05         2Q05         1Q05         4Q04         3Q04       vs. 2Q05*        vs. 3Q04
------------------------  -----------  -----------  -----------  -----------  -----------  -------------  ----------------
Community Bank Deposits   $50,430,723  $50,248,895  $49,683,350  $48,977,996  $48,217,161  $181,828  1.4% $2,213,562   4.6%
Wholesale Deposits          9,953,461    9,951,923    8,704,785    8,404,221    8,463,653     1,538  0.1%  1,489,808  17.6%
                          -----------  -----------  -----------  -----------  -----------  --------  ---  ----------  ----
                          $60,384,184  $60,200,818  $58,388,135  $57,382,217  $56,680,814  $183,366  1.2% $3,703,370   6.5%
                          ===========  ===========  ===========  ===========  ===========  ========  ===  ==========  ====

*    Linked quarter percentage changes are presented on an annualized basis.

- Drivers of deposit growth were interest-free deposits and non-consumer money market accounts, offset partially by a decline in interest-bearing checking.

- Interest-free deposits increased 13%, linked-quarter, annualized due primarily to the continuing roll-out and strong reception to free consumer and business checking accounts. The decline in interest-bearing checking can also be partially attributed to the free checking offering.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 11


OPERATING PERFORMANCE

                                     REVENUE

                                                                                                       3Q05             3Q05
($ amounts in thousands)            3Q05         2Q05         1Q05         4Q04         3Q04         vs. 2Q05*        vs. 3Q04
------------------------         ----------   ----------   ----------   ----------   ----------   --------------   --------------
Net Interest Income (TE basis)   $  739,816   $  716,507   $  701,106   $  695,345   $  694,217   $23,309   13.0%  $45,599   6.6%
Non-Interest Income (excl.
   sec. gains/ losses)(1)           471,029      456,025      464,876      466,346      456,870    15,004   13.2%   14,159   3.1%
                                 ----------   ----------   ----------   ----------   ----------   -------   ----   -------   ---
   Total Revenue (TE basis)      $1,210,845   $1,172,532   $1,165,982   $1,161,691   $1,151,087   $38,313   13.1%  $59,758   5.2%
                                 ==========   ==========   ==========   ==========   ==========   =======   ====   =======   ===
Fee Income as a % of Total
   Revenue                             38.9%        38.9%        39.9%        40.1%        39.7%
                                 ==========   ==========   ==========   ==========   ==========

(1) Certain amounts in prior periods have been adjusted to reflect current period presentation.

*    Linked quarter percentage changes are presented on an annualized basis.

- The net interest margin increased from 3.85% in 2Q05 to 3.93% in 3Q05 primarily as a result of loan yields increasing faster than deposit costs.

- Regions is positioned slightly asset-sensitive at September 30, 2005, and expects to remain slightly asset-sensitive for the near term.

- However, when short-term rate increases begin to slow, Regions anticipates moderate compression of the net interest margin as the benefit from the lag currently experienced in deposit re-pricing diminishes.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 12


NON-INTEREST INCOME AND EXPENSE

NON-INTEREST INCOME

                                                                Non-interest Income and Expense
                                  --------------------------------------------------------------------------------------------
                                                                                                3Q05                3Q05
                                                                                         -----------------   -----------------
($ amounts in thousands)            3Q05       2Q05       1Q05       4Q04       3Q04         vs. 2Q05*            vs. 3Q04
------------------------          --------   --------   --------   --------   --------   -----------------    ----------------
Brokerage and investment
   banking                        $131,738   $132,179   $144,490   $145,926   $122,285   $   (441)    -1.3%  $  9,453      7.7%
Trust department income             33,673     31,256     31,990     29,824     30,386      2,417     30.9%     3,287     10.8%
Service charges on deposit
   accounts                        132,924    131,654    123,818    133,381    139,286      1,270      3.9%    (6,362)    -4.6%
Mortgage servicing &
   origination fees                 35,284     37,057     39,312     41,227     46,166     (1,773)   -19.1%   (10,882)   -23.6%
Securities gains (losses), net     (20,717)    53,400    (33,966)       197     49,937    (74,117)  -555.2%   (70,654)  -141.5%
Insurance premiums &
   commissions                      19,827     19,281     22,006     19,807     21,393        546     11.3%    (1,566)    -7.3%
Gain on sale of mortgage loans      60,620     40,913     33,909     32,209     32,876     19,707    192.7%    27,744     84.4%
Derivative income                    7,388      9,921      3,983      2,585      2,464     (2,533)  -102.1%     4,924    199.8%
SOI and Capital Factors              4,002     10,104     13,371     22,683     21,908     (6,102)  -241.6%   (17,906)   -81.7%
Other                               45,573     43,660     51,997     38,704     40,106      1,913     17.5%     5,467     13.6%

                                  --------   --------   --------   --------   --------   --------    -----   --------    -----
   Total non-interest income(1)   $450,312   $509,425   $430,910   $466,543   $506,807   $(59,113)   -46.4%  $(56,495)   -11.1%
                                  ========   ========   ========   ========   ========   ========    =====   ========    =====

NON-INTEREST EXPENSE

                                                                                                 3Q05                3Q05
                                                                                          -----------------   ------------------
($ amounts in thousands)             3Q05       2Q05       1Q05       4Q04       3Q04         vs. 2Q05*            vs. 3Q04
------------------------           --------   --------   --------   --------   --------   -----------------   ------------------
Salaries and employee
   benefits**                      $418,645   $411,953   $425,290   $420,328   $418,258   $  6,692      6.5%   $    387      0.1%
Net occupancy expense**              53,574     54,898     53,918     52,070     52,281     (1,324)    -9.6%      1,293      2.5%
Furniture and equipment
   expense**                         34,027     32,161     31,890     32,427     32,079      1,866     23.2%      1,948      6.1%
Amortization of core deposit
   intangible                        11,320     11,693     12,126     12,552     12,974       (373)   -12.8%     (1,654)   -12.7%
Amortization of MSR's                22,544     22,693     21,379     24,657     21,239       (149)    -2.6%      1,305      6.1%
(Recapture)impairment of MSR's      (32,000)    53,000    (35,000)        --     50,000    (85,000)  -641.5%    (82,000)  -164.0%
Loss on early extinguishment of
   debt                              10,878         --         --         --         --     10,878       NM      10,878       NM
Merger-related and other
   charges                           40,875     43,765     38,894     35,005     12,369     (2,890)   -26.4%     28,506    230.5%
Other**                             181,260    187,688    185,449    178,802    174,275     (6,428)   -13.7%      6,985      4.0%
                                   --------   --------   --------   --------   --------   --------   ------    --------   ------
   Total non-interest expense(1)   $741,123   $817,851   $733,946   $755,841   $773,475   $(76,728)   -37.5%   $(32,352)    -4.2%
                                   ========   ========   ========   ========   ========   ========   ======    ========   ======

(1) Certain amounts in prior periods have been adjusted to reflect current period presentation.

*    Linked quarter percentage changes are presented on an annualized basis.

**   Net of merger and other charges.

- Mortgage servicing and origination fees declined primarily as a result of the sale of the conforming wholesale origination unit.

- $1.4 billion of securities were sold at a loss of $20.7 million and $10.9 million of loss on early extinguishment of $600 million of FHLB advances was incurred in conjunction with the recognition of $32.0 million of mortgage servicing rights recapture.

- Derivative income declined approximately $2.5 million to a still strong $7.4 million in 3Q05 compared to an exceptionally strong 2Q05 as benefit of the penetration of the legacy Union Planters customer base continues to produce sales of customer derivative products.

-    Capital Factors was sold in late April.

- SOI was sold in August. It contributed approximately $4 million to non-interest income and approximately $2 million to non-interest expense in the third quarter.

- Salaries and employee benefits expense increased primarily as a result of incremental expenses related to incremental revenue production (approx. $11MM), offset by merger cost savings of approximately $4MM.

- Total cost saves in 3Q05 were approximately $40 million, an incremental $10 million compared to 2Q05's $30 million.

- Total spending on previously announced investment initiatives was approximately $14 million, in line with 2Q05 levels.

- Approximately $1.7 million of expenses related to storms affecting the Regions footprint in 3Q05 are included in merger- related and other charges.

- Excluding merger and other costs, MSR effects, and debt extinguishments loss, non-interest operating expenses were approximately $721 million in both 3Q05 and 2Q05.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 13


MORGAN KEEGAN

                                  MORGAN KEEGAN

Summary Income Statement

                                                                                          3Q05              3Q05
($ amounts in thousands)       3Q05       2Q05       1Q05       4Q04       3Q04        vs. 2Q05*          vs. 3Q04
------------------------     --------   --------   --------   --------   --------   ---------------   ---------------
Revenues:
   Commissions               $ 50,197   $ 50,263   $ 49,650   $ 49,305   $ 47,079   $   (66)   -0.5%  $ 3,118     6.6%
   Principal transactions      33,696     35,425     38,277     42,524     40,169    (1,729)  -19.5%   (6,473)  -16.1%
   Investment banking          26,919     27,434     36,905     34,877     19,529      (515)   -7.5%    7,390    37.8%
   Interest                    22,900     19,766     17,833     17,669     14,334     3,134    63.4%    8,566    59.8%
   Trust fees and services     27,475     25,207     25,856     24,734     26,402     2,268    36.0%    1,073     4.1%
   Investment advisory         30,006     29,211     26,520     25,992     22,832       795    10.9%    7,174    31.4%
   Other                        8,191      8,246      9,249      8,613      6,855       (55)   -2.7%    1,336    19.5%
                             --------   --------   --------   --------   --------   -------   -----   -------   -----
      Total revenues          199,384    195,552    204,290    203,714    177,200     3,832     7.8%   22,184    12.5%

Expenses:
   Interest expense            16,105     13,109      9,168      9,233      6,954     2,996    91.4%    9,151   131.6%
   Non-interest expense       145,276    143,531    153,218    156,029    139,274     1,745     4.9%    6,002     4.3%
                             --------   --------   --------   --------   --------   -------   -----   -------   -----
      Total expenses          161,381    156,640    162,386    165,262    146,228     4,741    12.1%   15,153    10.4%
                             --------   --------   --------   --------   --------   -------   -----   -------   -----

Income before income taxes     38,003     38,912     41,904     38,452     30,972      (909)   -9.3%    7,031    22.7%
Income taxes                   13,945     14,459     15,672     14,637     11,499      (514)  -14.2%    2,446    21.3%
                             --------   --------   --------   --------   --------   -------   -----   -------   -----
Net income                   $ 24,058   $ 24,453   $ 26,232   $ 23,815   $ 19,473   $  (395)   -6.5%  $ 4,585    23.5%
                             ========   ========   ========   ========   ========   =======   =====   =======   =====

Breakout of Revenue by Division

                                        Fixed-
                                        income     Equity     Regions
                            Private    Capital     Capital      MK         Asset     Interest
($ amounts in thousands)    Client     Markets     Markets     Trust    Management    & Other
------------------------   --------   ---------   --------   --------   ----------   --------
THREE MONTHS ENDED
SEPTEMBER 30, 2005:
$ amount of revenue        $ 61,390    $ 35,810    $21,305    $27,475    $31,792     $21,612
% of gross revenue             30.8%       18.0%      10.7%      13.8%      15.9%       10.8%

THREE MONTHS ENDED
JUNE 30, 2005:
$ amount of revenue        $ 60,143    $ 42,116    $17,797    $25,207    $29,771     $20,518
% of gross revenue             30.8%       21.5%       9.1%      12.9%      15.2%       10.5%

NINE MONTHS ENDED
SEPTEMBER 30, 2005:
$ amount of revenue        $184,707    $118,211    $65,518    $78,538    $89,915     $62,337
% of gross revenue             30.8%       19.7%      10.9%      13.1%      15.0%       10.4%

NINE MONTHS ENDED
SEPTEMBER 30, 2004:
$ amount of revenue        $162,871    $142,809    $49,244    $62,238    $65,377     $40,946
% of gross revenue             31.1%       27.3%       9.4%      11.9%      12.5%        7.8%

*    Linked quarter percentage changes are presented on an annualized basis.

- Principal transaction revenue declined $1.7 million linked quarter as a result of a decline in activity among both retail and institutional fixed income customers as the yield curve flattened.

- Investment banking revenue was relatively flat as an increase in equity banking deals was offset by a decline in fixed income banking activity.

- Both interest revenues and interest expense increased linked quarter, following short term market interest rate trends.

- Trust revenues increased $2.3 million linked quarter as a result of increases in personal agency fees, RMK Timberland revenues and bi-annual retirement service fee billings.

- Both investment advisory revenues and asset management division revenues increased linked quarter as a result of continued focus on asset management"wrap" accounts as well as increases in asset values in line with the equity markets.

- Private client revenues increased $1.2 million linked-quarter as equity trading activity levels were positively affected by stronger equity markets.

- Fixed income capital markets revenues declined $6.3 million linked-quarter as banking activity slowed considerably compared to 2Q05 as noted above.

- Equity capital markets revenues increased $3.5 million linked-quarter as Morgan Keegan saw an increase in deal-flow from both public and private transactions.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 14


MORGAN KEEGAN (CONT.)

-    21,300 new accounts were opened in 3Q05 compared to 19,500 in 2Q05.

- Total customer assets were $54.4 billion at September 30, 2005, compared to $51.7 billion at June 30, 2005.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 15


MORTGAGE OPERATIONS

                               MORTGAGE OPERATIONS

                                                      3Q05            2Q05            1Q05            4Q04            3Q04
                                                 -------------   -------------   -------------   -------------   -------------
Single family mortgage production (millions):
   Regions Mortgage                              $       1,676   $       1,958   $       2,086   $       2,353   $       2,456
   EquiFirst                                             2,482           2,464           1,692           1,676           1,344
                                                 -------------   -------------   -------------   -------------   -------------
      Total                                      $       4,158   $       4,422   $       3,778   $       4,029   $       3,800
                                                 =============   =============   =============   =============   =============

Gain (loss) on sale of mortgage loans (thous.):
   Regions Mortgage(1)                           $       4,716   $       6,737   $      11,259   $       7,666   $       4,692
   EquiFirst                                            55,904          34,176          22,650          24,543          28,184
                                                 -------------   -------------   -------------   -------------   -------------
      Total                                      $      60,620   $      40,913   $      33,909   $      32,209   $      32,876
                                                 =============   =============   =============   =============   =============

Servicing portfolio                              $37.8 BILLION   $39.3 Billion   $39.5 Billion   $39.4 Billion   $39.3 Billion
Capitalized mortgage servicing rights (net)      $    397.2 MM       $371.1 MM       $425.2 MM       $396.6 MM       $401.0 MM
MSR valuation allowance                          $     47.5 MM        $79.5 MM        $26.5 MM        $61.5 MM        $61.5 MM
MSR capitalization rate - total portfolio             105 bps.         91 bps.        106 bps.        102 bps.        102 bps.
MSR capitalization rate - 3rd party servicing         135 bps.        119 bps.        138 bps.        127 bps.        131 bps.
New servicing capitalization rate                     126 bps.        134 bps.        115 bps.        117 bps.        122 bps.



                                                       3Q05               3Q05
                                                     vs. 2Q05*          vs. 3Q04
                                                 ----------------   ---------------
Single family mortgage production (millions):
   Regions Mortgage                              $  (282)   -57.6%  $  (780)  -31.8%
   EquiFirst                                          18      2.9%    1,138    84.7%
                                                 -------   ------   -------   -----
      Total                                      $  (264)   -23.9%  $   358     9.4%
                                                 =======   ======   =======   =====

Gain(loss) on sale of mortgage loans (thous.):
   Regions Mortgage(1)                           $(2,021)  -120.0%  $    24     0.5%
   EquiFirst                                      21,728    254.3%   27,720    98.4%
                                                 -------   ------   -------   -----
      Total                                      $19,707    192.7%  $27,744    84.4%
                                                 =======   ======   =======   =====

(1) Certain amounts in prior periods have been adjusted to reflect current period presentation.

*    Linked quarter percentage changes are presented on an annualized basis.

- Conforming mortgage production declined slightly to $1.7 billion in 3Q05 from $2.0 billion in 2Q05 due primarily to Regions' exit of the conforming wholesale mortgage business.

- Regions sold its conforming wholesale production unit in 2Q05. Its production totaled $423 million in 2Q05.

- Regions Mortgage net income, excluding MSR impairment/recapture, was $3.5 million in 3Q05 compared to $2.2 million in 2Q05.

- EquiFirst's net income increased to $17.3 million in 3Q05 from $9.6 million in 2Q05, as a result of higher gain on sale margins and more production sold in 3Q05.

- Regions Mortgage originates conforming mortgage loans and services loans originated in-house and by others.

- EquiFirst originates non-conforming mortgage loans primarily through a broker network and sells them servicing-released, on a whole loan basis, at a premium.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 16


CREDIT QUALITY

                                 CREDIT QUALITY

                                                                                           YTD        YTD
($ in thousands)                   3Q05       2Q05       1Q05       4Q04       3Q04      9/30/05    9/30/04
----------------                 --------   --------   --------   --------   --------   --------   --------
Allowance for loan losses        $783,943   $758,453   $760,032   $754,721   $756,750
Provision for loan losses        $ 62,500   $ 32,500   $ 30,000   $ 45,000   $ 43,500   $125,000   $ 83,500

Net loans charged off:
   Commercial                    $ 21,000   $ 21,869   $  9,225   $ 28,744   $ 19,201   $ 52,094   $ 49,023
   Real estate                     10,053      7,686      9,941      6,560     12,716     27,680     18,220
   Installment                      5,957      4,524      5,523     11,725     10,654     16,004     16,708
                                 --------   --------   --------   --------   --------   --------   --------
      Total                      $ 37,010   $ 34,079   $ 24,689   $ 47,029   $ 42,571   $ 95,778   $ 83,951
                                 ========   ========   ========   ========   ========   ========   ========

Net loan charge-offs as a % of
   average loans, annualized
   Commercial                        0.57%      0.57%      0.24%      0.74%      0.50%      0.46%      0.55%
   Real estate                       0.12%      0.09%      0.12%      0.08%      0.17%      0.11%      0.11%
   Installment                       0.26%      0.20%      0.25%      0.48%      0.41%      0.23%      0.31%
                                 --------   --------   --------   --------   --------   --------   --------
      Total                          0.25%      0.23%      0.17%      0.33%      0.30%      0.22%      0.28%
                                 ========   ========   ========   ========   ========   ========   ========

Non-performing assets:
Non-accrual loans                $382,858   $391,542   $429,171   $388,379   $389,491
Renegotiated loans                    244        247        257        279        284
Other real estate                  57,418     64,031     57,624     63,598     72,424
                                 --------   --------   --------   --------   --------
   Total                         $440,520   $455,820   $487,052   $452,256   $462,199
                                 ========   ========   ========   ========   ========

Loans past due > 90 days         $ 74,246   $ 76,417   $ 62,074   $ 74,777   $ 61,545

- 3Q05 provision for loan losses totaled $62.5 million and exceeded net charge-offs by $25.5 million.

- Annualized charge-offs were 0.25% of average loans in 3Q05 compared to 0.23% of average loans in 2Q05.

- During 3Q05 non-performing assets declined $15.3 million to $440.5 million compared to $455.8 million in 2Q05.

- At September 30, 2005, non-performing assets totaled 0.75% of loans and other real estate compared to 0.78% at June 30, 2005.

- Regions September 30, 2005, allowance for loan losses includes $62 million of reserves allocated specifically to the Katrina portfolio.

- Regions' non-performing loan portfolio is composed primarily of small to medium-sized loans that are diversified geographically throughout its franchise.

- Management considers the current level of the allowance for loan losses adequate to absorb probable losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimates that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 17


Regions' footprint was affected by Hurricanes Dennis, Katrina, Rita and Ophelia in the third quarter of 2005. Hurricane Katrina, which affected coastal Louisiana, Mississippi and Alabama, had the most significant effect on Regions' business. Please find below specific data related to the hardest hit areas of Regions' footprint.

($ in millions)
LOAN EXPOSURE AS OF SEPTEMBER 30, 2005:
---------------------------------------
COMMERCIAL REAL ESTATE                    $  508
COMMERCIAL & INDUSTRIAL                      366
CONSUMER                                     222
MORTGAGES                                    222
                                          ------
   TOTAL                                  $1,318
                                          ======

CRE SUMMARY AS OF SEPTEMBER 30, 2005:
-------------------------------------
1-4 RESIDENTIAL                         $ 96
RETAIL                                    74
LAND/LOTS                                 62
OFFICE BLDGS.                             59
HOTEL                                     49
WAREHOUSES                                25
APARTMENTS                                23
CONDO                                     19
MALL                                      14
OTHER                                     87
                                        ----
   TOTAL                                $508
                                        ====

-    Consumer exposure is approximately 50% home equity lines of credit.

- These loans have been placed into a separate pool for tracking purposes against the related $62 million allowance for loan losses.

- At September 30, 2005, these loans were reserved at 4.65 percent of their book value.

($ in millions)
DEPOSITS AS OF SEPTEMBER 30, 2005:
----------------------------------
INTEREST FREE                        $  407
INTEREST-BEARING CHECKING               536
MONEY MARKET                            313
CERTIFICATES OF DEPOSIT                 240
OTHER                                   120
                                     ------
   TOTAL                             $1,616
                                     ======

-    Overall balances in these accounts have grown since the storm

- Reports from the field indicate account openings of 6 to 7 times normal volume in the weeks following the storm in certain areas (e.g., Baton Rouge).

SERVICE CHARGES ON DEPOSIT ACCOUNTS

- Estimate $1.9 million in reduced service charge-related revenue in 3Q05 as a result of storms.

MORGAN KEEGAN

-    Morgan Keegan is the top municipal underwriter in the state of Louisiana.

- Morgan Keegan is well positioned to support the community and realize substantial business opportunities in the rebuilding phase.

MORTGAGE

- Approximately $940 million of loans serviced for third parties with collateral in the area.

- September's conforming mortgage loan origination volume was approximately $15 million below the level of activity anticipated for this market in the month of September.

- EquiFirst had approximately $20 million loans in its held for sale portfolio that were in areas impacted by Katrina.

ASSOCIATE IMPACT

- Approximately 700 Regions Bank, Morgan Keegan and Regions Mortgage associates were displaced by the storm. The majority of these associates have been either reassigned to a temporary location or have returned to their home office.

FACILITIES

- Approximately 200 facilities were closed at the height of the storm. Eighteen bank branches and one Morgan Keegan office remain closed.

- All facilities were covered by both wind and flood insurance. Regions also has coverage for a portion of its business interruption losses.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 18


ADDITIONAL FINANCIAL AND OPERATIONAL DATA

                               3Q05     2Q05     1Q05      4Q04     3Q04
                              ------   ------   ------   -------   ------
FTE employees                 25,463   25,654   25,751    26,117   26,382
Authorized shares remaining
   under buyback program       6.4MM   10.7MM   14.7MM    19.2MM    20 MM
Full service offices           1,317    1,320    1,336     1,322    1,315
ATM's                          1,594    1,577    1,598     1,619    1,639
Morgan Keegan offices            282      268      251       244      232

- Regions has Board of Directors authorization to repurchase up to 20 million shares of common stock.

-    During the third quarter, 4.2 million shares were repurchased.

MERGER-RELATED AND OTHER CHARGES
(Pre-tax dollars in millions)

                                                                REGIONS
                                                   ----------------------------------------
                                                   INCOME STATEMENT
                          TOTAL   UNION PLANTERS        EFFECT        EXCESS PURCHASE PRICE
                         ------   --------------   ----------------   ---------------------
   First Quarter 2004    $ 12.2       $ 11.9            $  0.3                $  --
   Second Quarter 2004    128.2        114.5               8.2                  5.5
   Third Quarter 2004      92.0          n/a              12.4                 79.6
   Fourth Quarter 2004     35.0          n/a              35.0                   --
   First Quarter 2005      38.9          n/a              38.9                   --
   Second Quarter 2005     55.9          n/a              43.8                 12.1
   Third Quarter 2005      39.2          n/a              39.2                   --
                         ------       ------            ------                -----
Cumulative to date        401.4        126.4             177.8                 97.2
                         ------       ------            ------                -----

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2005 EARNINGS RELEASE
PAGE 19


FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. The forward-looking statements are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe," "expect," "anticipate," "project," and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors that may affect the accuracy of our projections apply generally to the financial services industry, including: (1) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (2) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (3) possible changes in general economic and business conditions in the United States and the South, in general, and in the communities we serve, in particular, may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (4) the existence or exacerbation of general geopolitical instability and uncertainty, including the threat or occurrence of acts of terror or the occurrence or escalation of hostilities; (5) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (6) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors that may affect the accuracy of our projections are specific to Regions, including: (1) the cost and other effects of material contingencies, including litigation contingencies; (2) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (3) our ability to keep pace with technological changes; (4) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (5) our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; (6) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (7) our ability to achieve the earnings expectations related to the businesses that we have acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

In addition, statements made in this financial supplement and the accompanying press release, other periodic reports filed by Regions with the Securities and Exchange Commission, and other written or oral statements made by or on behalf of Regions may include forward looking statements relating to the benefits of the merger between Regions and Union Planters Corporation, including future financial and operating results, and Regions' plans, objectives, expectations and intentions. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements.

The following factors, among those addressed above and others, could cause actual results to differ materially from those set forth in such forward-looking statements: (1) the level and timeliness of realization, if any, of expected cost savings and revenue synergies from the merger; (2) difficulties related to the operational effects of the merger and the integration of the businesses of Regions and Union Planters, including integration of information systems and retention of key personnel; (3) disruption from the merger may make it more difficult to maintain relationships with clients, employees or suppliers; (4) a materially adverse change in the financial condition of Regions, Union Planters or the combined company; (5) lower than expected revenues following the merger
(6) other difficulties resulting from the merger.

Regions' Investor Relations contact is Jenifer Goforth Kimbrough at (205) 244-2823; Regions' Media contact is Kristi Lamont Ellis at (205) 326-7179.